                                  EXHIBIT 23

                          FLEET FINANCIAL GROUP, INC.

                             ACCOUNTANTS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.


We consent to incorporation by reference in the Registration Statements (Nos. 33-19425, 33-22045, 33-48818, 33-55095, 33-56061, 33-57501, and 33-57677) on
Form S-8, the Registration Statements (Nos. 33-36707, 33-50214, 33-50216, and 33-55555) on Form S-3 and the Registration Statement (No. 33-55579) on Form
S-4 of Fleet Financial Group, Inc. of our report dated January 18, 1995, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1994 and 1993 and the related consolidated statements of income, changes in stockholders' equity and cash flows, for each of the years in the three-year period ended December 31, 1994, which report has been incorporated by reference in the 1994 annual report of Fleet Financial Group, Inc. on Form 10-K. Our report refers to a change in the method of accounting for investments.



Providence, Rhode Island                           /s/   KPMG Peat Marwick LLP
March 17, 1995